UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 2, 2012 (July 27, 2012)

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530
(Address of Principal Executive Offices)(Zip Code)

 (Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 27, 2012, Lifetime Brands, Inc. (the “Company”) entered into (A) an amendment (“Amendment No. 2”) to its Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and Co-Collateral Agent, and HSBC Bank USA, National Association, as Syndication Agent and Co-Collateral Agent (the “Revolving Credit Facility”), and (B) a new $35.0 million Senior Secured Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Senior Secured Term Loan”). The Company utilized the proceeds of the Senior Secured Term Loan to refinance its Term Loan with Citibank, N.A., as Administrative Agent and Collateral Agent, and reduce the outstanding balance of the Revolving Credit Facility.

Amendment No. 2 provides for (i) an increase in the maximum commitment under the Revolving Credit Facility to $175.0 million, (ii) an extension of the maturity of the Revolving Credit Facility to July 27, 2017 and (iii) an increase of the expansion option which permits the Company, subject to certain conditions, to increase the maximum commitment to $225.0 million.

The Senior Secured Term Loan matures on July 27, 2018. Borrowings under the Senior Secured Term Loan are secured by a second priority security interest in the same collateral securing the Revolving Credit Facility, except that the Senior Secured Term Loan also has a first priority equity interest in 65.0% of the Company's shares in LTB de Mexico, S.A. de C.V., a subsidiary of the Company that holds the Company's investment in Grupo Vasconia S.A.B. The Senior Secured Term Loan bears interest, at the Company's option, at the Alternate Base Rate (as defined) plus 4.00%, or the Adjusted LIBOR Rate (as defined) plus 5.00%. The Senior Secured Term Loan provides that for any four consecutive fiscal quarters ending after July 27, 2012, (x) if at any time EBITDA (as defined) is less than $34,000,000 but equal to or greater than $30,000,000, the ratio of Indebtedness (as defined) to EBITDA shall not exceed 3.0 to 1.0 and (y) EBITDA shall not be less than $30,000,000 at any time.  Capital expenditures are limited and for the year ending December 31, 2012, such limit is $7.5 million. The Senior Secured Term Loan provides for other customary restrictions and events of default. Restrictions include limitations on additional indebtedness, acquisitions, investments and payment of dividends, among others. Further, the Senior Secured Term Loan provides that the Company maintain a minimum fixed charge coverage ratio of 1.10 to 1.00 for any four consecutive fiscal quarters ending after July 27, 2012.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure contained in “Item 1.01. — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in “Item 1.01. — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item  9.01   Financial Statements and Exhibits.

(d)	Exhibits

99.1
Amendment No. 2 to Amended and Restated Credit Agreement, dated as of July 27, 2012, by and among Lifetime Brands, Inc., the financial institutions party thereto as Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.2
Senior Secured Credit Agreement, dated as of July 27, 2012, among Lifetime Brands, Inc., as Borrower, The Subsidiary Guarantors Party Thereto, as Subsidiary Guarantors, The Lenders Party Thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, with exhibits.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date:  August 2, 2012